UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2007

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16105 (Commission File Number)	65-0867684 (IRS Employer Identification No.)

87 Wall Street Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)

Registrant’s telephone number, including area code: (206) 336-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, the Board of Directors of Stonepath Group, Inc., a Delaware corporation (“Stonepath”), dismissed Robert Arovas as Chief Executive Officer of Stonepath and appointed Martin Müller-Römheld to that position effective immediately. Mr. Müller-Römheld also serves as a director of Stonepath.

Mr. Müller-Römheld, age 50, is Managing Director of Carisma Photographers Creative Services, a company based in Brussels, Belgium providing a range of photography, animation, storyboard, copywriting and production services. Before joining Carisma Photographers in 2004, Mr. Müller-Römheld served as Client Service Director with Dentsu BLD Group of Brussels, an advertising agency, from 2002 to 2003. In this position, Mr. Müller-Römheld was responsible for the principal executive management functions for an organization with approximately 35 employees and annual revenues of more than 15 million Euro. Prior to that, Mr. Müller-Römheld was (and still is) an independent automotive consultant and held a number of senior management position in marketing and advertising in Europe for companies including Publicis, Rover Group and Fiat Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: April 24, 2007	By:	/s/ Martin Müller-Römheld
		Name:	Martin Müller-Römheld
		Title:	Chief Executive Officer